Exhibit (99.1)

                      [GRAPHIC OMITTED][ALLIANT ENERGY]

                                                       Alliant Energy
                                                       Worldwide Headquarters
                                                       4902 North Biltmore Lane
                                                       P.O. Box 77007
                                                       Madison, WI 53707-1007
                                                       www.alliantenergy.com
News Release
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FOR IMMEDIATE RELEASE           Media Contacts: Chris Schoenherr (608) 458-3924
                                                Karen Whitmer (608) 458-4839
                            Investor Relations: Eric Mott (608) 458-3391

ALLIANT ENERGY ANNOUNCES STRATEGIC ACTIONS TO STRENGTHEN FINANCIAL PROFILE $800 million to $1 billion debt reduction plan, change in dividend policy to strengthen financial posture

MADISON, Wis. - Nov. 22, 2002 - Alliant Energy Corp. (NYSE: LNT) today announced that its Board of Directors has approved five strategic actions designed to maintain a strong credit profile, strengthen its balance sheet and position the company for improved long-term financial performance. Alliant Energy also provided updated 2003 adjusted earnings guidance, which reflects the impact of these actions.

"These actions signal a shift to less aggressive growth targets primarily driven by our utility operations," said Erroll B. Davis, Jr., chairman, president and chief executive officer of Alliant Energy. "We expect the steps we are taking to strengthen our balance sheet and assist us in maintaining strong credit ratings in the current environment of tighter capital and credit markets. We have made some difficult decisions, but believe these efforts will enable us to deliver sustainable, long-term value for our shareowners."

The five strategic actions are:
   1.  Realizing the value from the exit of certain non-regulated businesses
   2. Reducing the targeted annual common stock dividend from $2.00 to $1.00 per share
   3.  Reducing anticipated capital expenditures in 2002 and 2003
   4. Planning to raise approximately $200-300 million of common equity in 2003, dependent on market conditions at such time
   5.  Implementing additional cost control measures

"The equity offerings and sale of certain non-regulated assets have been part of our plan for some time," said Davis. "In order to strengthen our balance sheet, the asset sales will now be executed on an accelerated schedule and we anticipate they will reduce our debt levels by approximately $800 million to $1 billion over the next 12 months. The cost controls will be an extension of steps we have been putting in place since Alliant Energy was formed and will be implemented in a manner that will not negatively impact utility service reliability or safety. The reduction in the dividend policy is a difficult, but prudent, step we must take in recognition of the current realities of the credit and capital markets facing all energy companies."

The company announced in its third quarter earnings release in late October that it would engage in a comprehensive review of possible strategic actions to maintain strong credit ratings and strengthen the balance sheet, and that it would release the result of that review within four to six weeks.

Alliant Energy Announces Strategic Actions
November 22, 2002
Page 2 of 5

"The credit ratings in our industry have been under pressure and our ratings are no exception," said Davis. "The plan we have outlined today clearly demonstrates our unwavering commitment to maintaining strong credit ratings. In spite of such strategic actions, a credit rating downgrade remains a plausible outcome. However, we fully expect today's announced strategic actions to support a strong balance sheet and credit rating now, and in the future, without jeopardizing our company's ability to achieve solid earnings growth in the years to come."

Sale of non-regulated assets
As part of its ongoing and previously stated effort to narrow the number of business platforms and focus on core, utility-related businesses, Alliant Energy announced its commitment to pursue the sale of, or other exit strategies for, a number of non-regulated businesses over the next 12 months. These businesses include Alliant Energy's Whiting (oil and gas), Australian, affordable housing and several other non-core businesses which have an aggregate book capitalization, including debt, of approximately $900 million. Alliant Energy anticipates a reduction of approximately $800 million to $1 billion in debt currently outstanding as a result of these transactions.

"This portfolio of businesses has been profitable and represents assets from which we are confident we can harvest value in 2003," said Davis. "While we expect each of these businesses will deliver positive earnings in 2002, they are either not in line with our core business strategy and/or produce significant earnings volatility. These are necessary decisions as we seek to focus on a narrower core of utility-related businesses and manage through our near-term financial challenges. In aggregate, we believe we can exit these businesses at a gain in 2003. We will also continue to evaluate the potential sales of other non-strategic assets in our continuing quest to narrow our existing strategic platforms," said Davis.

Dividend Reduction
Alliant Energy's recent dividend yield and payout ratios have been significantly higher than industry averages. More importantly, the existing dividend exceeds Alliant Energy's current regulated utility earnings. In order to strengthen the company's balance sheet, enhance credit quality and improve the company's financial flexibility, Alliant Energy's Board of Directors has decided to reduce the targeted annual common stock dividend from $2.00 per share to $1.00 per share, effective with the dividend to be declared and paid in the first quarter of 2003.

"Our previous dividend policy presumed we could grow into a more typical dividend payout ratio over time," said Davis. "While we were willing to exercise that patience, the market was not. We understand the importance of the dividend to our income-oriented investors and this was not a decision the Board took lightly. However, reducing the dividend is an important factor in enhancing Alliant Energy's financial strength and flexibility, which we believe is one of our primary responsibilities to our shareowners. The adjusted dividend level also provides Alliant Energy with a more sustainable dividend payout ratio based upon utility earnings and comparable utility industry average payout ratios."

Capital Expenditures
Alliant Energy has reduced its aggregated 2002 and 2003 anticipated construction and acquisition expenditures by approximately $400 million compared to the amounts most recently disclosed. Anticipated capital expenditures (in millions) are shown in the following table:

Alliant Energy Announces Strategic Actions
November 22, 2002
Page 3 of 5

                                                                            2002            2003
                                                                       --------------- ----------------
Domestic utility business:
    Utility infrastructure and reliability investments                       $ 409        $  400
    Power Iowa                                                                  19 *         210 *
Non-regulated domestic generation                                              109           130
Oil and gas                                                                    162            80
Energy-related international                                                    72             -
Other non-regulated business development                                        44            80
                                                                       --------------- ----------------
Total                                                                        $ 815         $ 900
                                                                       --------------- ----------------
                                                                       --------------- ----------------

* Excludes approximately $60 million and $49 million in 2002 and 2003, respectively, for potential purchase of turbines and related equipment from affiliates

"Our domestic utilities have always been the foundation of our company and we are maintaining our anticipated utility capital expenditures at or above our historical levels," said Davis. "We are committed to continuing to provide safe, reliable and environmentally sound service to our utility customers. However, we must continue to receive fair and timely rate relief in order to continue an appropriate level of capital expenditure in our utilities."

Davis reiterated that the company does not plan to invest any additional capital in Brazil or any other international operations through 2003.

Common Equity Offering
Alliant Energy is currently reviewing various alternatives to lower its current debt-to-capitalization ratios. In addition to the debt reductions resulting from the successful execution of the other strategic actions, Alliant Energy currently plans to raise additional common equity of approximately $200-300 million in 2003, dependent on market conditions at such time.

"The vast majority of the proceeds from any common stock offerings will be directed towards additional capital investments into our regulated domestic utilities, including the company's Power Iowa initiative," said Davis. "This is yet another sign of our strong commitment to safe, reliable and environmentally sound utility service."

Alliant Energy is addressing its needs for additional equity within its utility businesses in several rate cases in its various jurisdictions.

Cost Controls
The company expects its recently announced Six Sigma program will enhance its aggressive ongoing cost control efforts. Additionally, Alliant Energy also expects to begin realizing cost savings from the implementation of a new enterprise resource planning system that was placed in service in October
2002.   Alliant Energy will also heighten its focus on operating its domestic utility business in a manner that ensures alignment of operating expenses with the revenues granted in its various rate filings.

Alliant Energy Announces Strategic Actions
November 22, 2002
Page 4 of 5

Adjusted Earnings Guidance Update
The company acknowledges that the potential sale of certain non-regulated assets, the dilutive impact of planned common equity offerings and reduced capital expenditures will impact 2003 earnings. Based on the strategic actions announced today, Alliant Energy is issuing adjusted earnings guidance of $1.65 to $1.90 per diluted share for 2003. This earnings guidance does not include any potential gains, losses, restructuring charges or other potential accounting adjustments related to the proposed asset sales, the impact of certain non-cash SFAS 133 valuation adjustments or any asset valuation charges that Alliant Energy may incur in 2003. The guidance includes $0.20 to $0.30 per diluted share of expected adjusted earnings from the businesses Alliant Energy is committed to exiting in 2003 prior to the respective estimated transaction dates. This last assumption is highly dependent on the accuracy of Alliant Energy's estimates as to the closing dates of the proposed asset transactions.

The guidance assumes adjusted earnings from the regulated domestic utilities to be between $1.75 and $1.95 per diluted share in 2003. The company expects these results to be offset somewhat in 2003 by the results from its non-regulated operations.

"We do not expect our Brazil investments to be profitable in 2003," said Davis. "However, with continued operational improvements, increased sales, more stable political, regulatory and economic environments, and the benefit of a strong partnership, we believe we are positioned to see improved results in 2003."

Drivers for Alliant Energy's earnings estimates include, but are not limited to:

  o Normal weather conditions in its domestic and international utility service territories
  o  Economic development and sales growth in its utility service territories
  o  Continuing cost controls and operational efficiencies
  o Ability of its domestic and international utility subsidiaries to recover their operating costs, and to earn a reasonable rate of return, in current and future rate proceedings as well as recover their purchased-power and fuel costs
  o Improved results of its Brazil investments and no material adverse changes in the rates allowed by the Brazilian regulators
  o  Improved results of its other non-regulated businesses
  o No additional material permanent declines in the fair market value of, or expected cash flows from, Alliant Energy's investments
  o  Other stable business conditions, including an improving economy
  o Continued access to the capital markets to execute Alliant Energy's strategic plan
  o Ability of Alliant Energy to successfully execute its proposed asset sales at values and timelines that are consistent with the assumptions underlying its earnings guidance

"With our commitment to a stronger financial profile and the dedication of our employees, we believe Alliant Energy is poised for future success, which includes a continued excellent energy value for our customers and improved long-term value for our shareowners," said Davis.

Alliant Energy Announces Strategic Actions
November 22, 2002
Page 5 of 5

Conference Call
A conference call to discuss the results of the comprehensive review is scheduled for Friday, November 22 at 9:00 a.m. central time. Alliant Energy Chairman, President and CEO Erroll B. Davis will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 1-800-441-0022 (no pass code is needed) or by listening to a webcast of the call on the company's
Website at www.alliantenergy.com/investors.   A replay of the call will be
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available until November 29, 2002 at 1-800-839-0860 (pass code 1105).  An archive of the webcast will be available on the company's website at www.alliantenergy.com/investors.
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ANR254-02

Alliant Energy Corporation (www.alliantenergy.com; NYSE:LNT), headquartered
                            ---------------------
in Madison, Wis., is a growing energy-services provider with operations both domestically and internationally. Alliant Energy, through its subsidiaries and partners, provides electric, natural gas, water and steam services to over three million customers worldwide. Alliant Energy Resources, Inc., home of the company's non-utility businesses, has operations and investments throughout the United States as well as in Australia, Brazil, China and New Zealand.
                                     # # #

This press release includes forward-looking statements. These forward-looking statements can be identified as such because the statements include words such as "expects" or "estimates" or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are also forward-looking statements. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Actual results could be affected by such factors as: the factors listed in the "Adjusted Earnings Guidance Update" section of this press release; weather conditions; regulatory or governmental actions, including with respect to rates and payment of dividends; economic and political conditions in Alliant Energy's domestic and international service territories; unanticipated issues related to Alliant Energy's ability to implement its strategic plan, especially as it relates to international investments; Alliant Energy's ability to identify and successfully complete proposed asset divestitures and development projects; material changes in the value of Alliant Energy's investments; continued access to the capital markets to execute the company's strategic plan, including common stock offerings; access to technological developments; and inflation rates. These factors should be considered when evaluating the forward-looking statements and undue reliance should not be placed on such statements. Without limitation, the expectations with respect to projected earnings in the "Adjusted Earnings Guidance Update" section of this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy's ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.